UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2009
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)
(614) 283-6500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On January 8, 2009, Abercrombie & Fitch Co. (the “Registrant”) issued a news release reporting net sales and comparable store sales for the five-week period ended January 3, 2009 and for the fiscal year-to-date. A copy of the January 8, 2009 news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In the news release issued on January 8, 2009, the Registrant discussed the charge of approximately $10.0 million to tax expense that will be recorded in the fourth quarter of fiscal 2008 (the fiscal year ending January 31, 2009) as a result of the execution of the Chairman and Chief Executive Officer’s new employment agreement on December 19, 2008, which pursuant to Section 162(m) of the Internal Revenue Code results in the exclusion of previously recognized tax benefits. Additionally, the Registrant noted that based on the impact of current sales trends on the profitability of a number of RUEHL and other stores, the Registrant expects that its fiscal year-end review of long-lived assets will result in a non-cash impairment charge in the fourth quarter of fiscal 2008. The Registrant also noted that as a result of the charge to tax expense and the expected non-cash impairment charge, the Registrant now anticipates that net income per diluted share for the fourth quarter of fiscal 2008 will be significantly below the $1.00 to $1.05 per diluted share guidance previously issued.
     In connection with the January 8, 2009 news release, the Registrant made available by telephone a pre-recorded message addressing the Registrant’s net sales and comparable store sales for the five-week period ended January 3, 2009 as well as the other developments described in the preceding paragraph. To listen to this pre-recorded sales message, dial (800) 395-0662, or internationally, dial (402) 220-1262. A copy of the pre-recorded sales message transcript is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) through (c) Not applicable.
(d) Exhibits:
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News release issued by Abercrombie & Fitch Co. on January 8, 2009

99.2	Transcript of pre-recorded message of Abercrombie & Fitch Co. addressing net sales and comparable store sales for five-week period ended January 3, 2009 and certain other developments

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: January 8, 2009	By:	/s/ Jonathan E. Ramsden
Jonathan E. Ramsden
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated January 8, 2009
Abercrombie & Fitch Co.

Exhibit No.	Description

99.1	News release issued by Abercrombie & Fitch Co. on January 8, 2009

99.2	Transcript of pre-recorded message of Abercrombie & Fitch Co. addressing net sales and comparable store sales for five-week period ended January 3, 2009 and certain other developments